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                                                                      Exhibit 11




                HIGHWAYMASTER COMMUNICATIONS, INC. AND SUBSIDIARY
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


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
                                                                                        Three months ended March 31,
                                                                                        ----------------------------
                                                                                            1999           1998
                                                                                        ------------   -------------
Net income (loss) applicable to common stockholders:
     Net income (loss)                                                                  $    390,000   $(11,589,000)
                                                                                        ============   ============

Weighted average number of shares outstanding:
     Weighted average number of shares outstanding, net of treasury shares -
     Basic EPS                                                                            24,933,261     24,898,986
     Additional weighted average shares for assumed exercise of stock options,
        net of shares assumed to be repurchased with exercise proceeds                       510,957           --
                                                                                        ------------   ------------
     Weighted average number of shares outstanding, net of treasury shares -
     Diluted EPS                                                                          25,444,218     24,898,986
                                                                                        ============   ============

Net income (loss) per common share applicable to common stockholders:
     Basic EPS                                                                          $       0.02   $      (0.47)
                                                                                        ============   ============

     Diluted EPS                                                                        $       0.02   $      (0.47)
                                                                                        ============   ============
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